As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-184078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tesla Motors, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	91-2197729
(State of Incorporation)	(I.R.S. Employer Identification Number)

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Elon Musk

Chief Executive Officer

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini Mark B. Baudler Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Eric S. Whitaker Philip L. Rothenberg Jonathan A. Chang Tesla Motors, Inc. 3500 Deer Creek Road Palo Alto, California 94304 (650) 681-5000	Kevin P. Kennedy Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value			$225,000,000.00	$25,785.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate offering price of additional shares that the underwriter has the option to purchase.
(3)	Includes an aggregate $150,000,000 of common stock registered by Tesla Motors, Inc. (the “Registrant”) on a registration statement on Form S-3 (File No. 333-184078) filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2012 (the “Registration Statement”), for which a filing fee of $17,190.00 was previously paid. In accordance with Rule 413(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $75,000,000 is hereby registered, which includes shares issuable upon exercise of the underwriter’s option to purchase additional shares for an aggregate offering price not to exceed $225,000,000.

Explanatory Note

This registration statement is a post-effective amendment to the registration statement on Form S-3 (File No. 333-184078) of Tesla Motors, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2012 (the “Registration Statement”). The Registrant previously registered securities at an aggregate offering price not to exceed $150,000,000 on the Registration Statement. This post-effective amendment to the Registration Statement is being filed for the purpose of (i) registering additional securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, for an aggregate offering price not to exceed $225,000,000 (including the offering price of $75,000,000 of common stock registered hereby) and (ii) filing additional exhibits to the Registration Statement. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission. A prospectus to be used by the Registrant in connection with offerings of its shares of common stock was included in this Registration Statement.

PROSPECTUS

Tesla Motors, Inc.

Common Stock

By this prospectus, we may offer and sell from time to time the common stock described in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.”

We may offer and sell our common stock to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we use any agents, underwriters or dealers to sell our common stock, we will name them and describe their compensation in a prospectus supplement. The price to the public of our common stock and the net proceeds we expect to receive from the sale of such common stock will also be set forth in a prospectus supplement.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” on page 1 of this prospectus, as well as in the applicable prospectus supplement and the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2012.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise, references in this prospectus to “Tesla,” “we,” “us,” “our” and similar terms refer to Tesla Motors, Inc. and its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the common stock described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the common stock to be offered. Each time we sell our common stock pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our common stock, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements relating to the progress we are making with respect to the development, testing, performance, attributes, ability to add future options, quality expectations, safety expectations, schedule of development, test drives, production ramp and delivery expectations of Model S; the schedule, development, features, anticipated performance, safety expectations, volume expectations and pricing of, and our ability to leverage the Model S platform for, Model X; the ability of our suppliers to supply quality parts in volumes consistent with our production ramp of Model S; the ability to achieve vehicle volume, revenue, gross margin, spending and profitability and free cash flow targets (defined as cash flow from operations less capital expenditures); our ability to produce vehicles in volume at the Tesla Factory in Fremont, California; the schedules related to, the financial results, including the total value, expected from, and the expected benefits from working on the development programs with Daimler and Toyota; our ability to execute multiple product development programs simultaneously; and future store, service center and Tesla Supercharger opening and expansion plans are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from

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those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: further delays in the ramping of production of Model S, including the ability of suppliers to supply parts at desired quality and quantity levels; our future success depends on our ability to design and achieve market acceptance of new vehicle models, specifically Model S and Model X; consumers’ willingness to adopt electric vehicles and electric cars in particular; our ability to manage our business consistent with the requirements of our DOE Loan Facility; risks associated with the ability to achieve the expected financial results from the development and production of powertrain systems for the Toyota RAV4 EV and vehicles for Daimler; competition in the automotive market generally and the alternative fuel vehicle market in particular; our ability to establish, maintain and strengthen our brand; the unavailability, reduction or elimination of governmental and economic incentives for electric vehicles; our ability to establish, maintain and strengthen our relationships with strategic partners such as Daimler, Toyota and Panasonic; and our ability to execute on our plans for our new interactive retail strategy and for new store, service center and Tesla Supercharger openings. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, or future events, except as required by law.

More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.teslamotors.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

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TESLA MOTORS, INC.

Overview

We design, develop, manufacture and sell high-performance fully electric vehicles and advanced electric vehicle powertrain components. We own our sales and service network and have operationally structured our business in a manner that we believe will enable us to rapidly develop and launch advanced electric vehicles and technologies. We believe our vehicles, electric vehicle engineering expertise, and operational structure differentiates us from incumbent automobile manufacturers.

We are the first company to commercially produce a federally-compliant highway-capable electric vehicle, the Tesla Roadster, which was first introduced in 2008. The Roadster’s proprietary electric vehicle powertrain system is the foundation of our business and, with design enhancements, forms the basis for our Model S sedan, our Model X crossover and other future vehicles. We began deliveries of Model S in June 2012.

Our Model S is being manufactured with an adaptable platform architecture upon which other future vehicles, including our Model X crossover, will be based. We revealed a prototype of the Model X crossover in February 2012. We plan to start Model X production in 2014.

In addition to developing our own vehicles, we provide services for the development of electric powertrain components and sell electric powertrain components to other automotive manufacturers. We have provided development services and powertrain components to Daimler AG (Daimler) for its Smart fortwo and A-Class electric vehicles and are developing a full electric powertrain for an additional Mercedes Benz vehicle. Additionally, we are providing a full electric powertrain system to Toyota Motor Corporation (Toyota) which has been integrated into an electric version of the Toyota RAV4.

We were incorporated in 2003 in Delaware. As of September 24, 2012, we had 2,580 employees worldwide. We are headquartered in Palo Alto, California. Our principal executive offices are located at 3500 Deer Creek Road, Palo Alto, California 94304, and our telephone number at this location is (650) 681-5000. We completed our initial public offering in July 2010 and our common stock is listed on the Nasdaq Global Select Market under the symbol “TSLA.” Our website address is www.teslamotors.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

The “Tesla” design logo, “Tesla,” “Tesla Motors,” “Tesla Roadster,” “Model S,” “Model X” and other trademarks or service marks of Tesla appearing in this prospectus supplement and the accompanying prospectus are the property of Tesla.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and in the other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the common stock offered hereby for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been previously filed with the SEC, and applicable provisions of Delaware law.

Our authorized capital stock consists of 2,100,000,000 shares, with a par value of $0.001 per share, of which:

•	2,000,000,000 shares are designated as common stock; and

•	100,000,000 shares are designated as preferred stock.

As of June 30, 2012, we had outstanding 105,323,351 shares of common stock, held of record by 460 stockholders, and no shares of preferred stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held by banks, brokers and other financial institutions.

In addition, as of June 30, 2012, we also had outstanding options to acquire 18,814,904 shares of common stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue from time to time up to 100,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or delaying deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change in control. We currently have no plans to issue any shares of preferred stock.

Warrants

In connection with our loan facility from the United States Department of Energy (DOE Loan Facility) we have issued the DOE a convertible warrant to purchase up to 3,085,011 shares of our common stock, at an exercise price of $7.54 per share, and a warrant to purchase up to 5,100 shares of our common stock, at an exercise price of $8.94 per share. The shares subject to the warrants will vest and become exercisable beginning on December 15, 2018 in quarterly amounts through December 14, 2022 proportionately based on the average outstanding balance of the loan during the prior quarter. If we prepay our DOE Loan Facility in full or in part, the total amount of shares exercisable under the warrants will be proportionately reduced. If not exercised, these warrants will expire after December 15, 2023. Upon an event of default either arising from a change of control or any other event of default that is not cured after a certain period, the warrants will vest with respect to all unvested shares then remaining under the warrants. Prior to December 15, 2018, the warrants are transferable by the DOE only to other federal agencies of the United States government. After December 15, 2018, the warrants are transferable to any other person or entity. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon exercise in the event of stock dividends, stock splits, reorganizations, and reclassifications, consolidations and the like.

Registration Rights

Stockholder Registration Rights

Certain holders of unregistered common stock purchased in private placements, or their permitted transferees (Registration Rights Holders), are entitled to rights with respect to the registration of such shares under the Securities Act. These rights are provided under the terms of an investors’ rights agreement between us and the holders of these shares, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

The registration rights terminate with respect to the registration rights of an individual holder after the date that is five years following such time when the holder can sell all of the holder’s shares in any three month period under Rule 144 or another similar exemption under the Securities Act, unless such holder holds at least 2% of our voting stock.

Demand Registration Rights

The Registration Rights Holders are currently entitled to demand registration rights. Under the terms of the investors’ rights agreement, we will be required, at our expense, upon the written request of holders of a majority of these shares, to use our best efforts to register all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the investors’ rights agreement. In addition, we are required to effect up to two separate registrations upon the written request of Blackstar Investco LLC, or Blackstar.

Short-Form Registration Rights

The Registration Rights Holders are also currently entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, these holders have the right, upon written request from either the holders of at least 20% of these shares to us, or Blackstar, to have such shares registered by us at our expense if the proposed aggregate offering price of the shares to be registered by the holders requesting registration, net of underwriting discounts and commissions, is at least $1,000,000, subject to certain exceptions.

Piggyback Registration Rights

The Registration Rights Holders are currently entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration at our expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

DOE Registration Rights

In connection our DOE Loan Facility, we have also granted certain registration rights to the DOE related to the shares exercisable upon the warrants issued to the DOE described above. These registration rights will only become effective if the DOE elects to exercise all or a portion of the shares subject to the warrants.

Demand Registration Rights

Under the terms of this agreement, the DOE is entitled to demand two registrations of our common stock. If the DOE initiates a demand registration pursuant to this provision, we will be required to use best efforts to register all or a portion of these shares for public resale.

Short-Form Registration Rights

The DOE is entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, the DOE has the right, upon written request, to have such shares registered by us at our expense if the proposed aggregate offering price of the shares to be registered by the holders requesting registration, net of underwriting discounts and commissions, is at least $1,000,000, subject to certain exceptions.

Piggyback Registration Rights

The DOE is entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the DOE is entitled to include its shares in the registration. The underwriters of any underwritten offering have the right to limit the number of shares registered by the DOE for marketing reasons, subject to certain limitations.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of the board, the chief executive officer or our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is it more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendment of Charter Provisions

The amendment of the above provisions of our amended and restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 662-7232.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TSLA.”

PLAN OF DISTRIBUTION

We may sell our common stock from time to time in one or more transactions. We may sell our common stock to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our common stock and reoffer them to the public. We may also offer and sell, or agree to deliver, our common stock pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our common stock.

•	We will name any agent involved in offering or selling our common stock, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of our common stock that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our common stock.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our common stock.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our common stock.

We may use a dealer to sell our common stock.

•	If we use a dealer, we will sell our common stock to the dealer, as principal.

•	The dealer will then sell our common stock to the public at varying prices that the dealer will determine at the time it sells our common stock.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase our common stock, and we may directly sell our common stock to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our common stock at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our common stock will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our common stock under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our common stock in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our common stock, the underwriters will not be obligated to purchase offered common stock unless specified conditions are satisfied, and if the underwriters do purchase any offered common stock, they will purchase all offered common stock.

In connection with underwritten offerings of the offered common stock and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with the offering (i.e., if they sell more common stock than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our common stock in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling consessions allowed to dealers participating in the offering may reclaimed if the common stock sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our common stock to the extent that it were to discourage resales of our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may effect sales of common stock in connection with forward sale, option or other types of agreements with third parties. Any distribution of common stock pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, a Professional Corporation, our legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012, as amended;

•	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2012;

•

Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 10, 2012, and our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2012, filed with the SEC on August 2, 2012;

•	Our Current Reports on Form 8-K, filed with the SEC on March 26, 2012, June 8, 2012 and September 25, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-34756), filed with the SEC on May 27, 2010, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Tesla Motors, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: Investor Relations

Telephone: 650-681-5000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

Amount to be Paid
SEC registration fee	$25,785
FINRA filing fee	34,250
Printing fees	10,000
Legal fees and expenses	175,000
Accounting fees and expenses	175,000
Transfer agent’s fees and expenses	2,500
Miscellaneous	77,465

Total	$500,000

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation to be in effect upon the closing of this offering includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of the registrant’s certificate of incorporation shall also extend to those persons.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The registrant’s directors who are affiliated with venture capital firms also have certain rights to indemnification provided by their venture capital funds and the affiliates of those funds (Fund Indemnitors). In the event that any claim is asserted against the Fund Indemnitors that arises solely from the status or conduct of these directors in their capacity as directors of the registrant, the registrant has agreed, subject to stockholder approval, to indemnify the Fund Indemnitors to the extent of any such claims. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The underwriting agreement that may be entered into between us and the underwriter may contain certain provisions regarding indemnification of our officers and directors by the underwriter.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on September 28, 2012.

Tesla Motors, Inc.

BY:	/s/ Deepak Ahuja
Deepak Ahuja
Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Elon Musk	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2012

/s/ Deepak Ahuja Deepak Ahuja	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2012

* Brad W. Buss	Director	September 28, 2012

* Ira Ehrenpreis	Director	September 28, 2012

* Antonio J. Gracias	Director	September 28, 2012

* Stephen T. Jurveston	Director	September 28, 2012

* Herbert Kohler	Director	September 28, 2012

* Kimbal Musk	Director	September 28, 2012

*By:	/s/ Deepak Ahuja
Deepak Ahuja
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement					X

4.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-164593	3.1	January 29, 2010

4.2	Specimen common stock certificate of the Registrant	S-1/A	333-164593	4.1	May 27, 2010

4.3	Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, between Registrant and certain holders of the Registrant’s capital stock named therein	S-1	333-164593	4.2	January 29, 2010

4.3A	Amendment to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 20, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein	S-1/A	333-164593	4.2A	May 27, 2010

4.3B	Amendment to Fifth Amended and Restated Investors’ Rights Agreement between Registrant, Toyota Motor Corporation and certain holders of the Registrant’s capital stock named therein	S-1/A	333-164593	4.2B	May 27, 2010

4.3C	Amendment to Fifth Amended and Restated Investor’s Rights Agreement, dated as of June 14, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein	S-1/A	333-164593	4.2C	June 15, 2010

4.3D	Amendment to Fifth Amended and Restated Investor’s Rights Agreement, dated as of November 2, 2010, between Registrant and certain holders of the Registrant’s capital stock named therein	8-K	001-34756	4.1	November 4, 2010

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

4.4	Registration Rights Agreement between the United States Department of Energy and the Registrant dated as of January 20, 2010	S-1/A	333-164593	4.3	May 27, 2010

4.4A	Amendment to Registration Rights Agreement between the United States Department of Energy and the Registrant dated as of May 21, 2010	S-1/A	333-164593	4.3A	May 27, 2010

4.5	Warrant to Purchase Shares of Preferred Stock issued by the Registrant to the United States Department of Energy dated January 20, 2010	S-1/A	333-164593	4.4	May 27, 2010

4.6	Warrant to Purchase Shares of Common Stock issued by the Registrant to the United States Department of Energy dated May 21, 2010	S-1/A	333-164593	4.5	May 27, 2010

4.7	Fifth Amendment to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 30, 2011, between Registrant and certain holders of the Registrant’s capital stock named therein	8-K	001-34756	4.1	June 1, 2011

4.8	Waiver to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 22, 2011, between Registrant and certain holders of the Registrant’s capital stock named therein	S-1/A	333-164593	4.2E	June 2, 2011

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page)	S-3	333-184078		September 25, 2012

99.1	Press Release dated September 28, 2012					X